UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 17, 2015

AMPHENOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

358 Hall Avenue, Wallingford, Connecticut	06492
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 265-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on June 27, 2015, Amphenol Corporation (“Amphenol” or the “Company”) entered into a letter agreement (the “Offer Letter”), as a guarantor, with the Company’s wholly-owned subsidiary, Amphenol East Asia Limited (the “Buyer”), and Fidji Luxembourg (BC4) Sarl (the “Seller”) relating to the acquisition of FCI Asia Pte Ltd (“FCI”), a wholly owned subsidiary of the Seller (the “Acquisition”).

FCI is a global leader in interconnect solutions for the telecom, datacom, wireless communications and industrial markets.  FCI is headquartered in Singapore.

Pursuant to the terms of the Offer Letter, after completion of the consultation process with one of FCI’s subsidiaries’ works’ councils, Seller had the right to require the Buyer to enter into a Sale and Purchase Agreement with the Seller (the “Purchase Agreement”) providing for the purchase by the Buyer of all of the issued share capital of FCI, with the obligations of the Buyer guaranteed by the Company.  The consultation process with such works’ councils was completed on July 3, 2015, and on July 17, 2015, the Buyer entered into the Purchase Agreement with the Seller.

Pursuant to the terms of the Purchase Agreement, the Buyer has agreed to acquire all of the issued share capital of FCI from the Seller for an aggregate purchase price of $1,275 million in cash, subject to working capital and net cash adjustments.

Completion of the Acquisition will be subject to certain regulatory consents and approvals. The Acquisition is expected to be completed by the end of 2015.

The foregoing discussion of the terms of the Purchase Agreement contained in this Item 1.01 is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Statements in this Form 8-K, which are other than historical facts, are intended to be “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, the Private Securities Litigation Reform Act of 1995 and other related laws.  While the Company believes such statements are reasonable, the actual results and effects could differ materially from those currently anticipated.  Please refer to Part I, Item 1A of the Company’s Form 10-K for the year ended December 31, 2014, for some factors that could cause the actual results to differ from estimates.  In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)                   Exhibits.

Exhibit Number	Description

2.1	Sale and Purchase Agreement, dated July 17, 2015, by and among Fidji Luxembourg (BC4) Sarl, Amphenol East Asia Limited and Amphenol Corporation.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMPHENOL CORPORATION

By:	/s/ R. Adam Norwitt
R. Adam Norwitt
President and
Chief Executive Officer

Date: July 20, 2015

Exhibit Index

Exhibit Number	Exhibit Description

2.1	Sale and Purchase Agreement, dated July 17, 2015, by and among Fidji Luxembourg (BC4) Sarl, Amphenol East Asia Limited and Amphenol Corporation.